Explanatory Note:

BOXABL INC. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 12.1.

PART III

INDEX TO EXHIBITS

1.1	Broker-Dealer Agreement with DealMaker Securities, LLC* (1)
1.2	Broker-Dealer Agreement with StartEngine Primary, LLC (1)
1.3	Fee Splitting Agreement between DealMaker Securities, LLC and StartEngine Primary, LLC (1)
2.1	Fifth Amended and Restated Articles of Incorporation (2)
2.2	Bylaws (3)
3.1	Form of Fourth Amended and Restated Stockholders Agreement (4)
4.1	Form of Subscription Agreement for Non-Voting Series A-3 Preferred Stock (DealMaker Securities, LLC) (1)
4.2	Form of Subscription Agreement for Non-Voting Series A-3 Preferred Stock (StartEngine Primary, LLC) (1)
4.3	Form of Subscription Agreement for Non-Voting Series A Preferred Stock of our Selling Stockholder (1)
4.4	Form of Subscription Agreement for Common Stock of our Selling Stockholder (1)
6.1	Facilities Lease Agreement (5)
6.2	Initial Purchase Orders and Related Agreements (6)
6.3	Form of Room Module Order Agreement (7)
6.4	Amendment No. 1 to 2021 Stock Incentive Plan (1)
6.5	Employment Agreement of Paolo Tiramani (8)
6.6	Employment Agreement of Galiano Tiramani (9)
6.7	Merger Agreement (10)
6.8	Purchase Agreement with Pronghorn Services LLC (11)
6.9	Amendment No. 1 to Facilities Lease Agreement (12)
6.10	Amendment No. 2 to Facilities Lease Agreement (13)
6.11	Amendment No. 3 to Facilities Lease Agreement (14)
6.12	Lease Agreement for Second Manufacturing Facility (15)
6.13	Supercar System, Inc. Services Agreement (16)
6.14	Supercar System, Inc. Lease Agreement (17)
6.15	Form of Award for Employees (18)
6.16	Form of Award for Directors (19)
6.17	Martin Noe Costas Offer Letter (20)
6.18	Restricted Stock Unit Agreement between the Company and Martin Noe Costas* (21)
6.19	Cooperation Agreement with Elevate.Money, Inc. * (22)
8.1	Escrow Agreement with The Bryn Mawr Trust Company (1) *
8.2	Escrow Agreement with Enterprise Bank & Trust (1) *
11	Consent of dbbmckennon (23)
12	Opinion regarding legality of the securities +
13.1	Testing the Waters Materials (video transcripts) (1)
13.2	Testing the Waters Materials (social media posts) (1)
13.3	Testing the Waters Materials (emails) (1)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

+ Filed herewith.

(1)	Previously filed as an exhibit to the Company’s Offering Statement on Form 1-A (Commission File No. 024-12402) on February 23, 2024.
(2)	Filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on December 8, 2023, and incorporated herein by reference.
(3)	Filed as Exhibit 2.2 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.
(4)	Filed as Exhibit 4.1 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on December 8, 2023, and incorporated herein by reference.
(5)	Filed as Exhibit 6.2 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.

(6)	Filed as Exhibit 6.4 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.
(7)	Filed as Exhibit 6.5 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.
(8)	Filed as Exhibit 10.6 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(9)	Filed as Exhibit 10.7 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(10)	Filed as Exhibit 10.8 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(11)	Filed as Exhibit 10.9 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(12)	Filed as Exhibit 10.10 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(13)	Filed as Exhibit 10.11 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(14)	Filed as Exhibit 10.12 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(15)	Filed as Exhibit 10.13 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(16)	Filed as Exhibit 10.15 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(17)	Filed as Exhibit 10.16 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(18)	Filed as Exhibit 10.17 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(19)	Filed as Exhibit 10.18 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(20)	Filed as Exhibit 10.1 to the Boxabl Inc. Current Report on Form 8-K filed October 13, 2023 (Commission File No. 000-56579) and incorporated herein by reference.
(21)	Filed as Exhibit 10.2 to the Boxabl Inc. Current Report on Form 8-K filed October 13, 2023 (Commission File No. 000-56579) and incorporated herein by reference.
(22)	Filed as Exhibit 10.21 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on December 8, 2023, and incorporated herein by reference.
(23)	Previously filed as an exhibit to the Company’s Offering Statement on Form 1-A/A (Commission File No. 024-12402) on April 30, 2024.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Las Vegas, State of Nevada, on May 3, 2024

BOXABL INC.

By	/s/ Paolo Tiramani
Name:	Paolo Tiramani
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Date: May 3, 2024
	By:	/s/ Paolo Tiramani
Paolo Tiramani
Chief Executive Officer and Director

	By:	/s/ Martin Costas
Martin Costas
Chief Financial Officer

	By:	/s/ Galiano Tiramani
Galiano Tiramani
Director

	By:	/s/ David R. Cooper II
David R. Cooper II
Director

	By:	/s/ Veronica Nkwodimmah Stanaway
Veronica Nkwodimmah Stanaway
Director

	By:	/s/ Gregory F. Ugalde
Gregory F. Ugalde
Director

	By:	/s/ Christopher J. Valasek
Christopher J. Valasek
Director

	By:	/s/ Zvi Yemini
Zvi Yemini
Director